Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Portola Pharmaceuticals, Inc. filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 12, 2013 (except for Note 2, as to which the date is May 17, 2013) included in Amendment No. 3 to the Registration Statement on Form S-l of Portola Pharmaceuticals, Inc. (File No. 333-187901), which was declared effective on May 21, 2013 by the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

May 21, 2013